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                                                                   EXHIBIT 10(w)

                                    AMENDMENT

         DMS Store Fixtures LLC (successor to DMS Store Fixtures Corp.) (the "Company") and Lawrence Schan (the "Employee") are parties to an Employment Agreement dated December 31, 1997 (the "Employment Agreement"), and Lawrence Schan, Stanley D. Ginsburg and Ira M. Ingerman are parties to a DMS Store Fixtures Shareholders Trust Agreement dated December 31, 1997 (the "Trust"), which they desire to amend effective May 1, 2000 (the "Effective Date") as follows:

o    Paragraph 1 of the Employment Agreement is amended and restated as follows;

     1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as President - Contract Division (such position, Employee's "Position") for the period commencing on the date hereof and continuing until December 31, 2002, subject to the provisions of Section 9 hereof (the "Term"), provided this Agreement may be terminated by either party with seven days prior written notice. Upon any such termination, Base Salary will end, and commissions and bonus will be computed as of such date in accordance with Schedule B.

o The second sentence of Paragraph 2 of the Employment Agreement is amended and restated as follows;

         Employee agrees to assume such duties and responsibilities commensurate with his Position, including without limitation those set forth on Schedule A.

o The first and last sentences of Paragraph 4 of the Employment Agreement are amended and restated as follows;

         The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, a base salary at the annual rate of $250,000 from the Effective Date until a new Company Vice President of Operations has been hired (the "Transition Date"), $125,000 for the period from the Transition Date until December 31, 2000, and $100,000 thereafter (the "Base Salary"). In addition to the Base Salary, the Company shall pay Employee commissions and bonus as set forth on Schedule B.

o Schedule A to the Employment Agreement is deleted and replaced with the attached Schedule A.

o    A new Schedule B in the form attached is added to the Employment Agreement.

o Employee's bonus for 1999 under the Employment Agreement was $ 74,282 (less normal payroll deductions). Under the DMS Purchase Agreement dated July 18, 1997, the amount of $ 34,473 is payable by Employee to Marlton Technologies, Inc. for pre-acquisition inventory and accounts receivable adjustments as set forth on Schedule C. The parties agree that the current net amount of these two items will be paid to Employee within 10 days after the date of this Amendment. In the event the Company has or in the future
     (i) collects any accounts receivable listed on Schedule C, or (ii) gets paid for any of the inventory listed on Schedule C, the Company will pay Employee 50% of such amounts collected or paid.

o Employee's Marlton Technologies, Inc. Common Stock held in the Trust shall continue to vest based on his continued employment under this Amendment. In the event of termination of his employment by Employee or by the Company with seven days prior written notice as provided in Paragraph 1 (which shall be added to the definition of an "Involuntary Termination Event") above or an "Involuntary Termination Event" as defined in the Trust, prior to December 31, 2002, such shares shall continue to vest and shall be distributed to Employee upon termination of the Trust, as long as Employee does not breach the continuing restrictions set forth in Paragraphs 6, 7 and 8(c), (d) and (e), (excluding 8(a), 8(b) and excluding from 8(c) (ii) suppliers of raw materials only, but specifically including within the term "supplier" and such restriction each factory and subcontractor who produces products for the Company) of the Employment Agreement. In the event Employee breaches the continuing restrictions set forth in Paragraphs 6, 7 and 8(c), (d) and (e), (excluding 8(a), 8(b) and excluding from 8(c) (ii) suppliers of raw materials only, but specifically including within the term "supplier" and such restriction each factory and subcontractor who produces products for the Company) of the Employment Agreement, Shares and Additional Shares of Employee will be forfeited in accordance with the procedures of Paragraphs 4.2 (b) and 4.4 of the Trust, measured as of the date of the first such breach. The restrictions set forth in Paragraph 8



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     shall apply during Employee's term of employment and the restrictions set forth in Paragraphs 8(c) (excluding from 8(c) (ii) suppliers of raw materials only), (d) and (e) shall apply for a period of two years thereafter, but in no event shall such restrictions terminate prior to December 31, 2002. After notice of termination pursuant to Paragraph 1 of this Amendment, but prior to termination of employment, the parties to this Amendment shall consult with each other in good faith to identify, with specificity, the clients and suppliers who are covered by the continuing restrictions of Paragraph 8(c), (d) and (e).

         Except as expressly amended by the above, the Employment Agreement and Trust shall remain in full force and effect.

                                             DMS Store Fixtures, LLC

     --------------------------              ___________________________________
     Lawrence Schan                          Lars Fritz, Chief Executive Officer

                                             For the Trust:

                                             ___________________________________
                                             Ira Ingerman

                                             ___________________________________
                                             Stanley Ginsburg

                                             Consenting to amendment of Trust:
                                             Marlton Technologies, Inc.


                                             By ________________________________




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                                   Schedule B

                              Commission and Bonus

Commissions:      Employee shall receive commissions in the amount of 2% on the cumulative annual (for 2000, from the Effective Date through December 31, 2000) sales of contract jobs originated and serviced by Employee, provided such jobs cumulatively achieve a Gross Profit of at least 15%.

                  "Gross Profit" shall mean the revenues (less applicable taxes) paid by a customer, minus all materials, labor, detailing, prototypes, engineering, authorized reimbursable travel costs (rail, air or mileage), project management and other expenses associated with a job, plus all speculative design, prototypes and engineering expenses and authorized reimbursable travel expense related to the Contract Division.

Bonus: Employee shall be eligible to receive a calendar year bonus based on the cumulative annual (for 2000, from the Effective Date through December 31, 2000) Gross Profit (as defined above) of all Contract Division jobs (whether originated and serviced by Employee or other Company employees), as follows:

                                Minimum
                            Cumulative Gross                 Bonus as a
                           Profit Percentage              Percentage of Sales
                           -----------------              -------------------
                                  18%                            .5%
                                  19%                           1.0%
                                  20%                           1.5%
                              21% or above                      2.0%

                  Employee shall also be entitled to receive a bonus for the period from January 1, 2000 to the Effective Date, based on the actual pre-tax profit after all bonuses of the Company, over such period, based on the original Schedule A to the Employment Agreement. Such bonus shall be payable within 90 days after completion of calendar year 2000.

General: Commissions and Bonus are only earned upon completion of the relevant jobs and receipt of full payment from the respective customers.

                  Bonus and commissions are payable within 90 days after completion of each calendar year.

                  If reserves or credits are made by the Company with regard to a job and within six months thereafter the client makes additional payments to the Company with regard to such job, or if the Company issues a credit or adjustment to a client or performs remedial work within six months after completion of a job, Employee's commissions and bonus will be recalculated to include such additional payments, credits and/or costs relating to such job



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